Exhibit 99.1

Vishay Intertechnology Prices Offering of $650 Million of 2.25% Convertible Senior Notes

MALVERN, PA - September 7, 2023 - Vishay Intertechnology, Inc. (the “Company,” “Vishay”) (NYSE: VSH) today announced the pricing of its offering of $650 million aggregate principal amount of 2.25% convertible senior notes due 2030 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The base size of the offering was increased from the previously announced $600 million in aggregate principal amount to $650 million. The Company granted to the initial purchasers of the notes an option to purchase up to an additional $100 million aggregate principal amount of the notes for settlement within a 13-day period beginning on, and including, the first day on which the notes are issued. The offering is expected to close on September 12, 2023, subject to customary closing conditions.

The notes will be Vishay’s senior unsecured obligations and subordinated in right of payment to Vishay’s senior secured debt, including amounts borrowed under its senior secured credit facility. Interest will be payable on the notes semi-annually in arrears at a rate of 2.25% per annum on March 15 and September 15 of each year, beginning on March 15, 2024. The notes will mature on September 15, 2030, unless earlier repurchased, redeemed or converted. Prior to March 15, 2030, the notes will be convertible only upon satisfaction of certain conditions during certain periods, and thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The notes will be convertible, subject to certain conditions, into cash up to the aggregate principal amount of such notes and cash, shares of Vishay’s common stock or a combination thereof, at Vishay’s election with respect to the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of such notes. The conversion rate will initially be 33.1609 shares of common stock per $1,000 principal amount of notes. This represents an initial conversion price of approximately $30.16 per share. This initial conversion price represents a premium of 20% to the last reported sale price of Vishay’s common stock on The New York Stock Exchange on September 7, 2023, which was $25.13 per share.  The conversion rate will be subject to adjustment in certain circumstances. In addition, following certain corporate transactions that occur prior to the maturity date or the Company’s delivery of a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate transaction or notice of redemption, as the case may be.

The Company may not redeem the notes prior to September 20, 2027. The Company may redeem for cash all or part of the notes, at its option, on or after September 20, 2027, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.  If the Company elects to redeem fewer than all of the outstanding notes, at least $100 million aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption.

If the Company undergoes a fundamental change (as defined in the indenture governing the notes), subject to certain conditions, holders may require the Company to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The sale of the notes is expected to result in approximately $632.7 million in net proceeds to Vishay (or approximately $730.2 million if the initial purchasers of the notes exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Vishay. The Company intends to use approximately $81.6 million of the net proceeds from the offering to pay the cost of the capped call transactions as described below. If the initial purchasers of the notes exercise their option to purchase additional notes, the Company expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties. In separate transactions, Vishay intends to use approximately $388.8 million of the net proceeds from the offering to repurchase for cash a portion of its outstanding convertible senior notes due 2025 (the “2025 notes”) as described below.  Vishay also intends to use approximately $162.3 million of the net proceeds from the offering to repay borrowings under its senior secured credit facility.  Any remaining net proceeds from the offering will be used for general corporate purposes.

Concurrently with this offering, in separate transactions, the Company agreed to repurchase approximately $370.2 million principal amount of the 2025 notes for an aggregate amount of $388.8 million in cash through individually negotiated agreements with certain holders of such outstanding 2025 notes. The Company negotiated these repurchases through one of the initial purchasers and/or its affiliate acting as the Company’s agent, for which such initial purchaser or affiliate may receive a customary commission. Any repurchase of the 2025 notes could affect the market price of the Company’s common stock, and the initial conversion price and accordingly the market price of the notes offering in this offering, particularly in the case of repurchases effected concurrently with this offering.

In connection with the pricing of the notes, the Company has entered into privately negotiated capped call transactions with an affiliate of an initial purchaser and certain other financial institutions (the “option counterparties”). The cap price of the capped call transactions will initially be approximately $43.98 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock of $25.13 per share on September 7, 2023, and will be subject to customary anti-dilution adjustments. The capped call transactions are expected generally to reduce potential dilution to the Company’s common stock upon conversion of any notes and to offset any cash payments made in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the Company expects the option counterparties or their respective affiliates to purchase shares of the Company’s common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling shares of the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or decrease in the market price of the Company’s common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The notes and any shares of Vishay’s common stock that may be issued upon conversion of the notes have not been, and will not be, registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, whether or not Vishay consummates the offering, the expected impact of the capped call transactions, the option counterparties’ entry into or modification of various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes and the expected impact thereof, the anticipated use of the proceeds from the offering, including any repurchases of Vishay’s outstanding notes, and the risks set forth under the heading “Risk Factors” in Vishay’s Annual Report on Form 10-K for the year ended December 31, 2022, most recent Form 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Vishay does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law.

CONTACT:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President – Corporate Development
+1-610-644-1300